EXHIBIT 99.1

Tribune Publishing Reports Third Quarter 2018 Results

CHICAGO, Nov. 07, 2018 (GLOBE NEWSWIRE) -- Tribune Publishing Company (NASDAQ:TPCO) today announced financial results for the third quarter ended September 30, 2018.  Unless otherwise noted, amounts and disclosures throughout this earnings release relate to continuing operations and exclude all discontinued operations including the California properties and forsalebyowner.com.

Third Quarter 2018 and Year-to-Date Highlights:

  Third quarter 2018 total revenues were up 8.3% compared to third quarter 2017
  Digital content revenues were up 86.6% compared to third quarter 2018
  Digital-only subscribers increased 68% to 227,000 at the end of the third quarter 2018, up from 135,000 at the end of the third quarter 2017

Justin Dearborn, Tribune Publishing’s Chairman and CEO, said, “Despite the industry headwinds and the after-effects of the Capital Gazette tragedy, we performed well in the quarter and continue to establish the infrastructure for long-term success.  Our focus on growing paid digital subscribers continues to pay off. Digital-only subscribers increased 68% compared to the end of the third quarter 2017.”

Mr. Dearborn also added, “As previously announced, we rebranded the company back to Tribune Publishing.  Tribune remains a leading news source for the communities we serve and we continue to be proud of the award winning journalism our newsrooms produce daily that our readers rely on.”

Third Quarter 2018 Results

Third quarter 2018 total revenues were $255.8 million, up $19.6 million or 8.3% compared to $236.2 million for third quarter 2017.  Revenue for the third quarter 2018 includes $48.2 million attributable to New York Daily News (“NYDN”) (acquired in September 2017 and which had revenue in Q3, 2017 of $7.6M), BestReviews.com (acquired in February 2018) and Virginian-Pilot Media Companies (“VPMC”) (acquired in May 2018), $8.7 million of revenue associated with our Transition Service Arrangement with the LA Times and San Diego Union-Tribune and an $8.9 million downward revenue impact associated with the agreement with Cars.com to convert Tribune Publishing's eight affiliate markets into Cars.com's direct retail channel, which went into effect on February 1, 2018.

Third quarter 2018 total advertising revenue and digital advertising revenue were $109.8 million and $25.7 million, respectively.  Excluding the NYDN, VPMC and the Cars.com impact, on a year-over-year basis, total advertising revenue would have been down 16.2%, and digital advertising revenue and would have been down 6.7%.

Total operating expenses, including depreciation and amortization, for third quarter 2018 were $265.8 million, up 11.5%, compared to $238.3 million for third quarter of 2017.  The increase was mainly due to the impact of including NYDN for the full quarter, BestReviews and VPMC, partially offset by our ongoing strong cost management and reduced expenses related to the Cars.com transition.

Loss from continuing operations for third quarter 2018 was $0.6 million compared to a loss of $12.6 million for third quarter of 2017.

Adjusted EBITDA for third quarter 2018 was $16.6 million, versus $20.1 million in the third quarter 2017. The decline is primarily due to higher newsprint pricing related to the recently rescinded tariffs, as well as the financial impact from the Capital Gazette tragedy.

For the nine months ended September 30, 2018, capital expenditures totaled $49.0 million.  Cash balance was $141.5 million, which includes $43.9 million of restricted cash reflected in long-term assets.

Segment Results
The Company operates in two segments: M, which is comprised of the Company’s media groups excluding their digital revenues and related expenses, except digital subscription revenues when bundled with a print subscription, and X, which includes all digital revenues and related expenses of the Company from local Tribune Publishing websites, third party websites, mobile applications, digital-only subscriptions, Tribune Content Agency and BestReviews. These segments were previously referred to as troncM and troncX.

Included in the tables below is segment reporting for M and X for the third quarters of 2018 and 2017.

M
Third quarter 2018 M total revenues were $207.4 million, up 4.6% compared to third quarter 2017.  Circulation revenue for third quarter 2018 increased 14.4% on a year-over-year basis, primarily due to NYDN and VPMC, which was partially offset by a decrease of 1.2% in advertising revenues.

Third quarter 2018 operating expenses for M increased 12.6% compared to the prior-year quarter, driven primarily by the inclusion of the NYDN and VPMC.

Third quarter 2018 loss from operations for M was $3.3 million.

X
Total revenues for X for the third quarter of 2018 were $41.1 million, up 6.0%, primarily driven by the impact of the inclusion of NYDN, VPMC and BestReviews.com, partially offset by the Cars.com impact.  Third quarter 2018 advertising revenues for X decreased 15.6% compared to the same period of the prior year primarily due to the change in our Cars.com arrangement as well as from lower page views resulting from a new content management system, Social media and search algorithm changes and our focus on digital subscription growth.  Content revenues in the third quarter 2018, which includes digital-only subscriptions and content syndication, increased by 86.6% year-over-year.

Third quarter 2018 income from operations for X was $3.7 million.

Digital-only subscribers grew to 227,000, up 68% from the prior year and up 7% sequentially.

2018 Outlook
Revenue guidance for full year 2018 has narrowed to a range of $1.03 to $1.05 billion and 2018 Adjusted EBITDA remains at a range of $106 to $112 million.

Conference Call Details
Tribune Publishing will host a conference call to discuss the Company’s third quarter 2018 results at 5 p.m. Eastern Time (4 p.m. Central Time) on Wednesday, November 7, 2018.  The conference call may be accessed via Tribune Publishing’s Investor Relations website at investor.tribpub.com or by dialing 844.494.0195 (508.637.5599 for international callers) and entering conference ID 2684945.  An archived version of the webcast will also be available for one year on the Tribune Publishing website.  To access the replay via telephone, available until November 14, 2018, dial 855.859.2056 (404.537.3406 for international callers), conference ID 2684945.

Non-GAAP Financial Information
Adjusted EBITDA, Adjusted total operating expenses, Adjusted Net Income, and Adjusted Diluted EPS. These are not measures presented in accordance with generally accepted accounting principles in the United States (US GAAP) and Tribune Publishing’s use of the terms Adjusted EBITDA, Adjusted total operating expenses, Adjusted Net Income, and Adjusted Diluted EPS may vary from that of others in the Company’s industry.  Adjusted EBITDA, Adjusted total operating expenses, Adjusted Net Income, and Adjusted Diluted EPS should not be considered as an alternative to net income (loss), income from operations, operating expenses, net income (loss) per diluted share, revenues or any other performance measures derived in accordance with US GAAP as measures of operating performance or liquidity.  Further information regarding Tribune Publishing’s presentation of these measures, including a reconciliation of Adjusted EBITDA, Adjusted total operating expenses, Adjusted Net Income and Adjusted Diluted EPS to the most directly comparable US GAAP financial measure, is included below in this press release.

Cautionary Statements Regarding Forward-looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based largely on our current expectations and reflect various estimates and assumptions by us.  Forward-looking statements are subject to certain risks, trends, and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements.  Such risks, trends and uncertainties, which in some instances are beyond our control, include: changes in advertising demand, circulation levels and audience shares; competition and other economic conditions; economic and market conditions that could impact the level of our required contributions to the defined benefit pension plans to which we contribute; decisions by trustees under rehabilitation plans (if applicable) or other contributing employers with respect to multiemployer plans to which we contribute which could impact the level of our contributions; our ability to develop and grow our online businesses; changes in newsprint price; our ability to maintain effective internal control over financial reporting; concentration of stock ownership among our principal stockholders whose interests may differ from those of other stockholders; and other events beyond our control that may result in unexpected adverse operating results. For more information about these and other risks see Item 1A (Risk Factors) of the Company’s most recent Annual Report on Form 10-K and in the Company’s other reports filed with the Securities and Exchange Commission.

The words “believe,” “expect,” “anticipate,” “estimate,” “could,” “should,” “intend,” “may,” “will,” “plan,” “seek” and similar expressions generally identify forward-looking statements.  However, such words are not the exclusive means for identifying forward-looking statements, and their absence does not mean that the statement is not forward-looking.  Whether or not any such forward-looking statements, in fact, occur will depend on future events, some of which are beyond our control.  Readers are cautioned not to place undue reliance on such forward-looking statements, which are being made as of the date of this press release.  Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Tribune Publishing Company
Tribune Publishing (NASDAQ:TPCO) is a media company rooted in award-winning journalism.  Headquartered in Chicago, Tribune Publishing operates local media businesses in eight markets with titles including the Chicago Tribune, New York Daily News, The Baltimore Sun,  Orlando Sentinel, South Florida's Sun-Sentinel, Virginia’s Daily Press and The Virginian-Pilot, The Morning Call of Lehigh Valley, Pennsylvania, and the Hartford Courant.

Tribune Publishing also operates Tribune Content Agency and the Daily Meal and is majority owner of BestReviews.

Our brands are committed to informing, inspiring and engaging local communities. We create and distribute content across our media portfolio, offering integrated marketing, media, and business services to consumers and advertisers, including digital solutions and advertising opportunities.

Investor Relations Contact:
Terry Jimenez
Tribune Publishing Investor Relations
312.222.5787
tjimenez@tribpub.com

Media Contact:
Marisa Kollias
Tribune Publishing Corporate Communications
312.222.3308
mkollias@tribpub.com

Source: Tribune Publishing

Exhibits:
Condensed Consolidated Statements of Income (Loss)
Segment Income, Expenses, and Non-GAAP Reconciliations
Condensed Consolidated Balance Sheets
Non-GAAP Reconciliations – Loss from Continuing Operations to Adjusted EBITDA
Non-GAAP Reconciliations – Total Operating Expenses to Adjusted Total Operating Expenses
Non-GAAP Reconciliations – Loss from Continuing Operations to Adjusted Net Income (Loss) from continuing operations and Adjusted Diluted EPS

TRIBUNE PUBLISHING COMPANY CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (In thousands, except per share data) (Unaudited) Preliminary

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 24, 2017	September 30, 2018	September 24, 2017

Operating revenues	$255,770	$236,155	$747,173	$719,565

Operating expenses	265,763	238,276	789,489	716,231

Income (loss) from operations	(9,993)	(2,121)	(42,316)	3,334

Interest income (expense), net	303	(6,510)	(11,673)	(19,310)
Loss on early extinguishment of debt	—	—	(7,666)	—
Premium on stock buyback	—	—	—	(6,031)
Loss on equity investments, net	(434)	(403)	(1,828)	(2,024)
Other income, net	3,640	86	10,943	653
Loss from continuing operations before income taxes	(6,484)	(8,948)	(52,540)	(23,378)
Income tax (benefit) expense	(5,835)	3,697	(8,719)	1,612
Loss from continuing operations	(649)	(12,645)	(43,821)	(24,990)
Income (loss) from discontinued operations, net of taxes	(3,586)	14,701	290,665	30,898
Net income (loss)	(4,235)	2,056	246,844	5,908
Less: Income (loss) attributable to non-controlling interests	(239)	—	471	—

Net income (loss) attributable to Tribune common stockholders	$(3,996)	$2,056	$246,373	$5,908

Net loss attributable to Tribune per common share - Basic
Loss from continuing operations	$(0.01)	$(0.38)	$(1.26)	$(0.73)
Income (loss) from discontinued operations	(0.10)	0.44	8.27	0.90
Net income attributable to Tribune per common share - Basic	$(0.11)	$0.06	$7.01	$0.17

Net loss attributable to Tribune per common share - Diluted
Loss from continuing operations	$(0.01)	$(0.38)	$(1.26)	$(0.73)
Income from discontinued operations	(0.10)	0.44	8.27	0.90
Net income attributable to Tribune per common share - Diluted	$(0.11)	$0.06	$7.01	$0.17

Weighted average shares outstanding:
Basic	35,409	33,242	35,166	34,124
Diluted	35,409	33,242	35,166	34,124

The tables below shows the segmentation of income and expenses for the three and nine months ended September 30, 2018 as compared to the three and nine months ended September 24, 2017.  The three and nine month periods ended September 30, 2018 consist of 13 weeks and 39 weeks, respectively.  The three and nine month periods ended September 24, 2017 consist of 13 weeks and 39 weeks, respectively.

	M		X		Corporate and Eliminations		Consolidated
	Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended
	Sept 30, 2018	Sept 24, 2017	Sept 30, 2018	Sept 24, 2017	Sept 30, 2018	Sept 24, 2017	Sept 30, 2018	Sept 24, 2017
Total revenues	$207,385	$198,196	$41,077	$38,738	$7,308	$(779)	$255,770	$236,155
Operating expenses	210,640	187,001	37,380	38,247	17,743	13,028	265,763	238,276
Income (loss) from operations	(3,255)	11,195	3,697	491	(10,435)	(13,807)	(9,993)	(2,121)
Depreciation and amortization	4,151	4,035	4,274	4,059	3,754	4,030	12,179	12,124
Adjustments	7,182	3,594	2,475	1,240	4,797	5,272	14,454	10,106
Adjusted EBITDA	$8,078	$18,824	$10,446	$5,790	$(1,884)	$(4,505)	$16,640	$20,109

	M		X		Corporate and Eliminations		Consolidated
	Nine Months Ended		Nine Months Ended		Nine Months Ended		Nine Months Ended
	Sept 30, 2018	Sept 24, 2017	Sept 30, 2018	Sept 24, 2017	Sept 30, 2018	Sept 24, 2017	Sept 30, 2018	Sept 24, 2017
Total revenues	$623,893	$606,997	$116,189	$115,145	$7,091	$(2,577)	$747,173	$719,565
Operating expenses	619,461	570,052	109,548	112,002	60,480	34,177	789,489	716,231
Income (loss) from operations	4,432	36,945	6,641	3,143	(53,389)	(36,754)	(42,316)	3,334
Depreciation and amortization	12,113	12,600	13,328	10,748	12,126	11,757	37,567	35,105
Adjustments	15,926	9,966	7,737	3,175	28,485	13,021	52,148	26,162
Adjusted EBITDA	$32,471	$59,511	$27,706	$17,066	$(12,778)	$(11,976)	$47,399	$64,601

Segment M

	Three Months Ended			Nine Months Ended
	September 30, 2018	September 24, 2017	% Change	September 30, 2018	September 24, 2017	% Change
Operating revenues:
Advertising	$83,990	$85,051	(1.2%)	$254,532	$269,135	(5.4%)
Circulation	87,644	76,620	14.4%	260,886	225,631	15.6%
Other	35,751	36,525	(2.1%)	108,475	112,231	(3.3%)
Total revenues	207,385	198,196	4.6%	623,893	606,997	2.8%
Operating expenses	210,640	187,001	12.6%	619,461	570,052	8.7%
Income from operations	(3,255)	11,195	*	4,432	36,945	(88.0%)
Depreciation and amortization	4,151	4,035	2.9%	12,113	12,600	(3.9%)
Adjustments	7,182	3,594	99.8%	15,926	9,966	59.8%
Adjusted EBITDA	$8,078	$18,824	(57.1%)	$32,471	$59,511	(45.4%)

Segment X

	Three Months Ended			Nine Months Ended
	September 30, 2018	September 24, 2017	% Change	September 30, 2018	September 24, 2017	% Change
Operating revenues:
Advertising	$25,748	$30,523	(15.6%)	$71,785	$91,016	(21.1%)
Content	15,329	8,215	86.6%	44,404	24,129	84.0%
Total revenues	41,077	38,738	6.0%	116,189	115,145	0.9%
Operating expenses	37,380	38,247	(2.3%)	109,548	112,002	(2.2%)
Income from operations	3,697	491	*	6,641	3,143	*
Depreciation and amortization	4,274	4,059	5.3%	13,328	10,748	24.0%
Adjustments	2,475	1,240	99.6%	7,737	3,175	*
Adjusted EBITDA	$10,446	$5,790	80.4%	$27,706	$17,066	62.3%

TRIBUNE PUBLISHING COMPANY CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)
Preliminary
	September 30, 2018	December 31, 2017
Assets
Current Assets:
Cash	$97,582	$185,351
Accounts receivable	135,950	122,501
Inventories	11,402	7,412
Prepaid expenses and other	38,991	29,663
Assets related to discontinued operations	—	61,778
Total current assets	283,925	406,705
Net Properties, Plant and Equipment	146,067	94,498
Other Assets
Goodwill and other intangible assets	243,645	154,396
Restricted cash	43,947	—
Other long-term assets	30,001	32,287
Assets related to discontinued operations	—	177,247
Total other assets	317,593	363,930
Total assets	$747,585	$865,133

Liabilities and Equity
Current Liabilities
Accounts payable	$65,946	$65,724
Employee compensation and benefits	40,058	49,262
Deferred revenue	53,580	50,314
Current portion of long-term debt	405	21,486
Other current liabilities	22,309	15,453
Liabilities associated with assets held for sale	51,380	58,665
Total current liabilities	233,678	260,904
Non-Current Liabilities
Pension and postretirement benefits payable	17,813	23,438
Workers’ compensation, general liability and auto insurance payable	31,453	33,452
Long-term debt	6,773	331,065
Other non-current liabilities	44,904	30,612
Liabilities associated with assets held for sale	—	116,500
Total non-current liabilities	100,943	535,067

Noncontrolling Equity Interest	39,371	—

Equity
Total stockholders' equity	373,593	69,162
Total liabilities and equity	$747,585	$865,133

TRIBUNE PUBLISHING COMPANY NON-GAAP RECONCILIATIONS (In thousands) (Unaudited)
Preliminary

Reconciliation of Loss From Continuing Operations to Adjusted EBITDA:

	Three Months Ended			Nine Months Ended
	Sept 30, 2018	Sept 24, 2017	% Change	Sept 30, 2018	Sept 24, 2017	% Change

Loss from continuing operations	$(649)	$(12,645)	(94.9%)	$(43,821)	$(24,990)	75.4%

Income tax expense	(5,835)	3,697	*	(8,719)	1,612	*
Interest expense, net	(303)	6,510	*	11,673	19,310	(39.5%)
Loss on early extinguishment of debt	—	—	*	7,666	—	*
Premium on stock buyback	—	—	*	—	6,031	*
Loss on equity investments, net	434	403	7.7%	1,828	2,024	(9.7%)
Other income, net (1)	(3,640)	(86)	*	(10,943)	(653)	*
Income (loss) from operations	(9,993)	(2,121)	*	(42,316)	3,334	*

Depreciation and amortization	12,179	12,124	0.5%	37,567	35,105	7.0%
Restructuring and transaction costs (2)	11,472	7,468	53.6%	44,635	19,454	*
Stock-based compensation	2,982	2,562	16.4%	7,513	6,631	13.3%
Employee voluntary separation program	—	76	*	—	77	*

Adjusted EBITDA	$16,640	$20,109	(17.3%)	$47,399	$64,601	(26.6%)

* Represents positive or negative change in excess of 100%

(1) - Effective January 1, 2018, the Company adopted Accounting Standards Update (“ASU”) 2017-07, Topic 715, Compensation - Retirement Benefits; Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost.  ASU 2017-07 requires certain components of net benefit costs to be presented outside of income from operations.  The standard required retrospective application.  Accordingly amounts presented in the prior period have been adjusted to conform with the standard.

(2) - Restructuring and transaction costs include costs related to Tribune's internal restructuring, such as severance, charges associated with vacated space, costs related to completed and potential acquisitions and a one-time charge related to the Consulting Agreement.

Adjusted EBITDA
Adjusted EBITDA is a financial measure that is not calculated in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).  Management believes that because Adjusted EBITDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and gain/loss on equity investments) and (ii) expenses that are not reflective of the Company’s core operating results over time (such as restructuring costs, including the employee voluntary separation program and gain/losses on employee benefit plan terminations, litigation or dispute settlement charges or gains, premiums on stock buyback and transaction-related costs), this measure provides investors with additional useful information to measure the Company’s financial performance, particularly with respect to changes in performance from period to period.  The Company’s management uses Adjusted EBITDA (a) as a measure of operating performance; (b) for planning and forecasting in future periods; and (c) in communications with the Company’s Board of Directors concerning the Company’s financial performance.  In addition, Adjusted EBITDA, or a similarly calculated measure, has been used as the basis for certain financial maintenance covenants that the Company is subject to in connection with certain credit facilities.  Since not all companies use identical calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with U.S. GAAP.  Instead, management believes Adjusted EBITDA should be used to supplement the Company’s financial measures derived in accordance with U.S. GAAP to provide a more complete understanding of the trends affecting the business.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with GAAP. Some of the limitations to using non-GAAP measures as an analytical tool are:  they do not reflect the Company’s interest income and expense, or the requirements necessary to service interest or principal payments on the Company’s debt;  they do not reflect future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP measures do not reflect any cash requirements for such replacements.

The Company does not provide a reconciliation of Adjusted EBITDA guidance due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for restructuring and transaction costs, stock-based compensation amounts and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

Reconciliation of Total Operating Expenses to Adjusted Total Operating Expenses:

	Three Months Ended September 30, 2018			Three Months Ended September 24, 2017
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Compensation	$107,762	$(11,748)	$96,014	$97,304	$(6,391)	$90,913
Newsprint and ink	16,980	—	16,980	12,974	—	12,974
Outside services	81,572	(2,419)	79,153	78,572	(3,462)	75,110
Other operating expenses	47,270	(287)	46,983	37,302	(253)	37,049
Depreciation and amortization	12,179	(12,179)	—	12,124	(12,124)	—

Total operating expenses	$265,763	$(26,633)	$239,130	$238,276	$(22,230)	$216,046

	Nine Months Ended September 30, 2018			Nine Months Ended September 24, 2017
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Compensation	$324,982	$(28,474)	$296,508	$286,306	$(16,434)	$269,872
Newsprint and ink	48,348	—	48,348	41,399	—	41,399
Outside services	262,372	(23,027)	239,345	239,593	(7,031)	232,562
Other operating expenses	116,220	(647)	115,573	113,828	(2,697)	111,131
Depreciation and amortization	37,567	(37,567)	—	35,105	(35,105)	—

Total operating expenses	$789,489	$(89,715)	$699,774	$716,231	$(61,267)	$654,964

Adjusted Total Operating Expenses

Adjusted total operating expenses consist of total operating expenses per the income statement, adjusted to exclude the impact of items listed in the Adjusted EBITDA non-GAAP reconciliation.  Management believes that Adjusted total operating expenses is informative to investors as it enhances the investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to prior periods.

TRIBUNE PUBLISHING COMPANY NON-GAAP RECONCILIATIONS (In thousands) (Unaudited)
Preliminary

Reconciliation of Loss From Continuing Operations to Adjusted Income (Loss) From Continuing Operations and Adjusted Diluted EPS:

	Three Months Ended
	September 30, 2018		September 24, 2017
	Earnings	Diluted EPS	Earnings	Diluted EPS
Loss from continuing operations - GAAP	$(649)	$(0.01)	$(12,645)	$(0.38)
Adjustments to operating expenses, net of 27.8% tax:
Restructuring and transaction costs	8,283	0.23	5,392	0.16
Employee voluntary separation program	—	—	55	—
Adjusted income (loss) from continuing operations - Non-GAAP	$7,634	$0.22	$(7,198)	$(0.22)

	Nine Months Ended
	September 30, 2018		September 24, 2017
	Earnings	Diluted EPS	Earnings	Diluted EPS
Loss from continuing operations - GAAP	$(43,821)	$(1.26)	$(24,990)	$(0.73)
Premium on stock buyback	—	—	6,031	0.18
Adjustments to operating expenses, net of 27.8% tax:
Loss on early extinguishment of debt	5,535	0.16	—	—
Restructuring and transaction costs	32,226	0.92	14,046	0.41
Employee voluntary separation program	—	—	56	—
Adjusted loss from continuing operations - Non-GAAP	$(6,060)	$(0.17)	$(4,857)	$(0.14)

Adjusted Income (Loss) from continuing operations and Adjusted Diluted EPS

Adjusted net income (loss) from continuing operations is defined as income from continuing operations- GAAP excluding the following adjustments:  Restructuring and transaction costs and Employee voluntary separation program, net of the impact of income taxes.

Adjusted Diluted EPS computes Adjusted net income (loss) from continuing operations divided by diluted weighted average shares outstanding.

Management believes Adjusted Net income (loss) from continuing operations and Adjusted Diluted EPS are informative to investors as they enhance investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to future recurring projections.